Exhibit 10.4

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fifth Amendment to Employment Agreement (“Fifth Amendment”), effective as of March 29, 2019 (the “Effective Date”) is entered into by and between ArQule, Inc., a Delaware corporation (the “Company”) with its principal offices at One Wall Street, Burlington, Massachusetts 01803, and Brian Schwartz (“Executive”). The purpose of this Fifth Amendment is to amend the employment agreement dated as of June 17, 2008 between the Company and Executive, as previously amended (the “Employment Agreement”). Capitalized terms used but not defined in this Fifth Amendment shall have the meanings ascribed to them in the Employment Agreement.

In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Company and Executive (collectively, the “Parties”) hereby agree as follows:

1	Term of Employment. Section 1 of the Employment Agreement, as amended, is hereby amended and replaced in its entirety with the following:

“The Company hereby agrees to continue to employ Executive, and Executive hereby accepts such continued employment with the Company, upon the terms and subject to the conditions set forth in the Employment Agreement. The Parties agree that the employment term shall continue through March 31, 2022, unless earlier terminated in accordance with the provisions of Section 5 of the Employment Agreement (the “Employment Term”).

2	Entire Understanding. This Fifth Amendment constitutes the entire understanding and agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements, written or oral, with respect to the subject matter hereof, except that, other than as explicitly modified by the terms of this Fifth Amendment, the Employment Agreement shall remain in full force and effect in accordance with its provisions. This Fifth Amendment shall be incorporated into the Employment Agreement as an additional provision thereto.

3	Governing Law. This Fifth Amendment shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Fifth Amendment as of the date set forth above.

ARQULE, INC.		EXECUTIVE

By:	/s/ William G. Messenger	By: /s/ Brian Schwartz
Name: William G. Messenger		Name: Brian Schwartz
Title: Director

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